UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2018

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 1, 2018, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 29, 2018 (as amended, the “Merger Agreement”) and amended by an Amendment to Agreement of Plan of Merger, dated July 3, 2018 (“Amendment No. 1”), and a Second Amendment to Agreement and Plan of Merger, dated September 18, 2018 (“Amendment No. 2”), by and among Marathon Petroleum Corporation, a Delaware corporation (“MPC”), Andeavor, a Delaware corporation, Mahi Inc., a Delaware corporation and wholly owned subsidiary of MPC (“Merger Sub 1”), and Mahi LLC (n/k/a Andeavor LLC), a Delaware limited liability company and wholly owned subsidiary of MPC (“Merger Sub 2”), Merger Sub 1 merged with and into Andeavor, with Andeavor surviving the first merger as a wholly owned subsidiary of MPC (the “First Merger”). Immediately after the consummation of the First Merger, Andeavor merged with and into Merger Sub 2 with Merger Sub 2 surviving the second merger (the “Surviving Company”) as a wholly owned subsidiary of MPC (the “Second Merger” and, together with the First Merger, the “Merger”).

As previously disclosed, under the terms of the Merger Agreement, subject to the proration, allocation and other limitations set forth in the Merger Agreement and the election materials separately provided to the applicable stockholders, stockholders of Andeavor had the option to elect to receive, for each share of Andeavor common stock held by them of record as of immediately prior to the effective time of the First Merger (the “Effective Time”) (except for excluded shares as more particularly set forth in the Merger Agreement):

•	1.87 shares of MPC common stock, with cash in lieu of any fractional share of MPC common stock (the “Stock Consideration”); or

•	$152.27 in cash (the “Cash Consideration”).

Based on the preliminary prorationing, MPC will pay approximately $3.5 billion in cash and issue 240 million shares of MPC common stock to former holders of Andeavor in connection with the Merger. The final prorationing and the final calculation of the number of shares of MPC common stock issued and the final cash consideration paid in connection with the Merger will be made post-closing after the expiration of the notice of guaranteed delivery period applicable to the cash/stock election.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, equity awards outstanding under Andeavor’s equity plans ceased to represent equity awards denominated in shares of Andeavor’s common stock and were converted into the right to receive shares of MPC common stock in an amount equal to the product of the number of shares of Andeavor common stock subject to such Andeavor award immediately prior to the Effective Time multiplied by the exchange ratio, with performance-vesting awards converted into time-vesting awards based on the greater of target and actual performance; provided, however, that certain equity awards held by non-employee directors were converted into the right to receive the cash merger consideration.

The issuance of shares of MPC common stock in connection with the Merger Agreement was registered under the Securities Act of 1933 pursuant to MPC’s registration statement on Form S-4 (Registration No. 333-225244), declared effective by the Securities and Exchange Commission (the “SEC”) on August 3, 2018 (the “Registration Statement”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by MPC and Andeavor.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, Amendment No. 1 and Amendment No. 2, copies of which are attached as Exhibit 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the completion of the Merger, as of the effective time of the Second Merger, the Surviving Company assumed an aggregate principal amount of $3.375 billion in senior notes issued by Andeavor, consisting of $475 million aggregate principal amount of 5.375% Senior Notes due October 1, 2022; $850 million aggregate principal amount of 4.750% Senior Notes due December 15, 2023; $300 million aggregate principal amount of 5.125% Senior Notes due April 1, 2024 ; $750 million aggregate principal amount of 5.125% Senior Notes due December 15, 2026; $500 million aggregate principal amount of 3.800% Senior Notes due April 1, 2028; and $500 million aggregate principal amount of 4.500% Senior Notes due April 1, 2048 (collectively, the “Andeavor senior notes”).

The Andeavor senior notes are the senior unsecured obligations of the Surviving Company. The indentures governing the Andeavor senior notes contain customary reporting and restrictive covenants that, among other things, restrict the ability of Andeavor and its subsidiaries to incur indebtedness secured by a lien on any principal property without securing the Andeavor senior notes on an equal and ratable basis and to consolidate or merge with another entity or transfer or sell all or substantially all of its assets. The indentures governing the Andeavor senior notes also contain customary events of default.

On August 29, 2018, MPC announced that, in connection with the Merger, it had commenced offers to exchange any and all outstanding Andeavor senior notes for (1) up to $3.375 billion aggregate principal amount of new notes issued by MPC having the same maturity and interest rates as the Andeavor senior notes and (2) cash. In addition, on the same date, Andeavor commenced consent solicitations from holders of each series of the Andeavor senior notes to amend the indentures governing the Andeavor senior notes to remove certain restrictive and reporting covenants and certain default provisions. The exchange offers and consent solicitations expired at 12:01 a.m., New York City time, on October 1, 2018 and are expected to close on October 2, 2018.

On September 13, 2018 and upon receiving the requisite consents, Andeavor entered into supplemental indentures to amend the indentures governing the Andeavor senior notes to remove the majority of these restrictive covenants and certain default provisions. The supplemental indentures became effective upon execution but will only become operative upon consummation of the exchange offers and consent solicitations.

As previously disclosed, on August 28, 2018, MPC entered into a $5 billion five-year revolving credit agreement and a $1.0 billion 364-day revolving credit agreement (collectively, the “new MPC credit agreements”). The new MPC credit agreements became effective upon the closing of the Merger. The new MPC $5 billion credit agreement replaced MPC’s previously effective $2.5 billion five-year revolving credit agreement, which was terminated in connection with the closing of the Merger and upon the new MPC credit agreements becoming effective. Also in connection with the closing of the Merger, Andeavor’s previously effective $3 billion revolving credit facility was terminated and the approximately $408 million outstanding under Andeavor’s revolving credit facility was repaid with cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2018, pursuant to the terms of the Merger Agreement, the MPC Board of Directors (the “MPC Board”) increased its size from ten members to twelve members and appointed Edward G. Galante, Gregory J. Goff, Kim K.W. Rucker and Susan Tomasky as directors (the “New MPC Directors”). The MPC Board determined that the New MPC Directors, other than Mr. Goff, met the independence requirements under the rules of the New York Stock Exchange and MPC’s independence standards. Mr. Goff and Ms. Tomasky have been appointed as Class I directors with terms expiring in 2021. Mr. Galante and Ms. Rucker have been appointed as Class II directors with terms expiring in 2019. Ms. Tomasky will serve as chair of the audit committee, Mr. Galante will serve as a member of the compensation committee, and all the New MPC Directors will serve as members of the MPC Board’s new Sustainability Committee. Upon such appointments and pursuant to MPC’s requirements under the Merger Agreement, Donna A. James and Frank M. Semple will no longer serve as members of the MPC Board. Neither of these departures were as a result of any disagreement with MPC, its management or the MPC Board. Ms. James served as our audit committee chair and as a member of our compensation committee. Ms. James will serve as a board observer and is expected to attend, in a non-voting capacity, certain meetings of the MPC Board and its committees, for which she will receive cash compensation at a rate of $300,000 per year. Mr. Semple will continue to serve on the board of directors of the general partner of MPLX LP, MPC’s sponsored master limited partnership. Additionally, Mr. Semple has been appointed to serve on the board of directors of the general partner of Andeavor Logistics LP.

As non-employee directors, Mr. Galante and Mses. Rucker and Tomasky will receive compensation in the same manner as MPC’s other non-employee directors. The terms of non-employee director compensation were disclosed in MPC’s definitive proxy statement for its 2018 Annual Meeting, filed with the SEC on March 15, 2018.

Mr. Goff was appointed by the MPC Board to the position of Executive Vice Chairman of MPC. Consequently, he will not receive compensation for his services as a director. As previously disclosed in the Joint Proxy Statement/Prospectus, Mr. Goff’s compensation will be governed by the terms of a Letter Agreement with MPC that became effective in connection with the Merger, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Ms. Rucker’s prior service, she will be entitled to receive deferred payments relating to her termination of employment with Andeavor.

Effective October 1, 2018, the MPC Board appointed Donald C. Templin as President of Refining, Marketing and Supply. Prior to this appointment, Mr. Templin served as President of MPC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2018, in connection with the Merger, MPC amended its certificate of incorporation to increase the number of authorized shares of MPC common stock from one billion to two billion, as approved by MPC stockholders at MPC’s September 24, 2018 special meeting of stockholders (the “Authorized Share Amendment”). Following the effectiveness of the Authorized Share Amendment, MPC filed a Restated Certificate of Incorporation which restated and integrates into a single document, but does not further amend, MPC’s certificate of incorporation, as amended to date. The foregoing descriptions of the Authorized Share Amendment and the Restated Certificate of Incorporation do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Authorized Share Amendment and the Restated Certificate of Incorporation, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2018, MPC issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

The financial statements of Andeavor and pro forma financial information of MPC required to be filed under Item 9.01 of Form 8-K are included in MPC’s Registration Statement on Form S-4 (Registration No. 333-225244) as filed with the SEC on May 29, 2018, and as amended on July 5, 2018 and July 20, 2018.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K filed on April 30, 2018, Commission file number 001-35054).

2.2	Amendment to Agreement and Plan of Merger, dated as of July 3, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (incorporated by reference to Exhibit 2.2 to Marathon Petroleum Corporation’s Current Report on Form S-4/A filed on July 5, 2018, Commission file number 333-225244).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of September 18, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (incorporated by reference to Exhibit 2.1 to Marathon Petroleum Corporation’s Current Report on Form 8-K filed on September 18, 2018, Commission file number 001-35054).

3.1	Amendment to the Restated Certificate of Incorporation of Marathon Petroleum Corporation, dated October 1, 2018.

3.2	Restated Certificate of Incorporation of Marathon Petroleum Corporation, dated October 1, 2018.

10.1	Letter Agreement between Marathon Petroleum Corporation and Gregory J. Goff, dated as of April 29, 2018 and effective as of October 1, 2018.

99.1	Press release of Marathon Petroleum Corporation, dated October 1, 2018.

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: October 1, 2018	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary